Exhibit 10.58
Contract #6081
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
This TRANSPORTATION SERVICE AGREEMENT, hereinafter referred to as "Agreement," is made and entered into by and between Enable Mississippi River Transmission, LLC, a Delaware limited liability company, hereinafter called "MRT," and Spire Missouri, Inc, a Missouri corporation, hereinafter called "Customer."
In consideration of the mutual covenants herein contained, the parties hereto agree that MRT shall transport for Customer, on a firm basis, and Customer shall furnish, or cause to be furnished, to MRT natural gas for such transportation during the term hereof, at the rates and on the terms and conditions hereinafter provided.

1)	TERM
Effective Date: August 1st, 2018
Primary Term End Date: The end of the Day on July 31st, 2019
Evergreen/Term Extension?    No

2)	QUANTITIES
Maximum Daily Quantity (MDQ):    437,240 Dth/D
Rate Zone Capacities: See Exhibit A

3)	RECEIPT AND DELIVERY POINTS See Exhibit A

4)	RATE
Service hereunder shall be provided pursuant to Rate Schedule FTS. Customer shall pay, or cause to be paid, to MRT each month for all services provided hereunder the maximum applicable rate and any other charges specified in MRT's FERC Gas Tariff, as on file and in effect from time to time ("Tariff"), for services rendered hereunder, unless otherwise agreed (either in writing or electronically via the Internet as required by MRT) by MRT and Customer in an Exhibit B, or other format provided for in MRT's Tariff, in effect during the term of this Agreement, or in a capacity release award.

5)	ADDRESSES

For Notices to Customer: Spire Missouri, Inc Attn: Director, Gas Supply 700 Market Street, 3rd Floor St. Louis, Missouri 63101 Phone: 314-349-2903 Facsimile: 314-658-8466 Email: justin.powers@spireenergy.com	For Invoices to Customer: Spire Missouri, Inc Attn: Gas Supply 700 Market Street, 3rd Floor St. Louis, Missouri 63101 Phone: 314-658-8465 Facsimile: 314-658-8466

Contract #6081
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
(contInued)
MRT's wire transfer information and addresses for notices and payments shall be located on MRT's Internet web site.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the last date shown below.

ENABLE MISSISSIPPI RIVER TRANSMISSION, LLC		SPIRE MISSOURI, INC.

By:	/s/ Rodney J. Sallor	By:	/s/ George Godat
Name:	Rodney J. Sallor	Name:	George Godat
Title:	President and Chief Executive Officer	Title:	Vice President Gas Supply
Date:		Date:	6-26-18

Contract #6081
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
GENERAL TERMS AND CONDITIONS

1)
Upon termination hereof for whatever reason, Customer agrees to stop delivering gas to MRT for transportation hereunder. In addition, upon termination of this Agreement, Customer agrees that it will thereafter make no further demand for service hereunder and MRT agrees that it will make no further demand for the continuation of services or any payment related thereto, other than payments which are due with respect to any services previously provided. Customer agrees to cooperate with and assist MRT in obtaining whatever regulatory approvals and authorizations, if any, are necessary or appropriate in view of such termination and abandonment of service hereunder.

2)
Termination of this Agreement shall not relieve either party of any obligation that might otherwise exist to correct any volume imbalance hereunder nor relieve Customer of its obligation to pay any monies due hereunder to MRT.

3)
In accordance with the terms and conditions of Section 17 of the General Terms and Conditions ("GT&C'') of MRT's Tariff, if Customer fails to pay within thirty (30) days after payment is due all of the amount of any bill for service rendered by MRT hereunder, MRT, upon ten (10) days' prior written notice to Customer, may suspend further receipt and/or delivery of gas until such past due amount is paid, or satisfactory credit arrangements have been made in accordance with Section 5 of the GT&C. If Customer fails to pay or make satisfactory credit arrangements within such ten (10) day notice period, MRT, in addition to any other remedy it may have hereunder, may, upon thirty (30) days' written notice to Customer, terminate this Agreement and cease further receipt and/or delivery of gas on behalf of Customer.

4)	Service hereunder shall be provided pursuant to Rate Schedule FTS of MRT's Tariff. Customer will provide Fuel Use and LUFG.

5)
This Agreement shall be subject to the provisions of the applicable rate schedule as well as the GT&C, and such provisions are incorporated herein by this reference. Any curtailment of transportation service hereunder shall be in accordance with the priorities set out in MRT's GT&C. To the extent not inconsistent with effective law, MRT shall have the right to determine the priority and/or scheduling of the transportation service under this Agreement and to revise the priority and/or scheduling of this transportation service from time to time.

6)
MRT shall have the right at any time and from time to time to file and place into effect unilateral changes or modifications in the rates and charges, and other terms and conditions of service hereunder, as set forth in the applicable rate schedule and in the GT&C, in accordance with the Natural Gas Act or other applicable law. In the event that MRT places on file with the Commission another rate schedule which may be applicable to service rendered hereunder, then MRT, at its option, may, from and after the effective date of such rate schedule, utilize such rate schedule in the performance of this Agreement. Such rate schedule or superseding rate schedule(s) and any revisions thereof which shall be filed and become effective shall apply to and be a part of this Agreement. MRT shall have the right to propose, file and make effective with the Commission, or other body having jurisdiction, changes and revisions of any effective rate schedule(s) and/or GT&C, or to propose, file, and make effective superseding rate schedules and/or GT&C, for the purpose of changing the rates, charges, and other provisions thereof effective as to Customer.

7)
Customer may deliver or cause to be delivered to MRT a maximum receipt point quantity at the Receipt Points described herein, and MRT shall redeliver thermally equivalent quantities at the Delivery Points described herein. Customer also may deliver or cause to be delivered to MRT additional quantities at the Receipt Points for applicable Fuel Use and LUFG retentions. A maximum delivery point quantity is also specified for each MRT delivery point. For firm service, except as provided in Section 5.4(c)(ii) of the General Terms and Conditions of MRT's Tariff, the sum of all individual maximum receipt point quantities shall not exceed the maximum receipt point quantities in the aggregate. For firm service, except as provided in Section 5.4(c)(ii) of the General Terms and Conditions of MRT's Tariff, the sum of all individual maximum delivery point quantities shall not exceed the maximum daily quantity set forth in this Agreement.

8)
For firm service, Secondary Receipt and Secondary Delivery Points are available to Customer pursuant to the GT&C of MRT's Tariff. Customer agrees to pay any additional charges applicable to its utilization of a Secondary Receipt Point.

9)
Except as provided in this paragraph, this Agreement shall not be assigned by Customer in whole or in part without MRT's prior written or electronic consent, which consent shall not be unreasonably withheld. Customers under Rate Schedules FTS and SCT may release their capacity consistent with the terms and conditions of the applicable rate

Contract #6081
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS
GENERAL TERMS AND CONDITIONS
(continued)
schedule and the GT&C of MRT's tariff. Additionally, Customer may request that MRT consent to Customer's assignment of this Agreement, in whole, to an entity affiliated with Customer. For firm contracts, MRT will only consent to assignment of the contract to a Customer's affiliate, subject to the assignee's satisfaction of the criteria in Section 5.4(k), GT&C, in the situation in which, after Customer obtains the contract, a corporate reorganization results in a transfer to an affiliate of the function for which the capacity was obtained. Any entity that succeeds by purchase, merger, consolidation or otherwise to the properties of Customer, substantially as an entirety, shall be entitled to the rights and shall be subject to the obligations of its predecessors in title under this Agreement. In addition to all other rights and remedies, MRT may terminate the Agreement Immediately if it is assigned by Customer without MRT's consent, whether the assignment or contract be voluntary or by operation of law or otherwise. Subject to the above, the respective rights and obligations of the parties under the Agreement shall extend to and be binding upon their heirs, successors, assigns and legal representatives.

10)
Any notice, statement, or bill provided for in this Agreement shall be in writing and shall be considered as delivered when hand•delivered or when received by the other party if mailed by United States mail, postage prepaid, to the addresses specified herein (unless and until either party notifies the other, In writing, of a change in its address). Additionally, notices shall be considered as delivered, if received, when sent via facsimile or through other electronic means.

11)
Each party shall notify the other in writing of the name, address, telephone number, facsimile number and e-mail address of the person or persons who shall have authority to act for such party in connection with this Agreement, and operating notices shall thereafter be served upon such person or persons.

12)
This Agreement constitutes the entire agreement between the parties and no waiver, representation or agreement, oral or otherwise, shall affect the subject matter hereof unless and until such waiver, representation or agreement Is reduced to writing or, if MRT permits or requires, otherwise memorialized via electronic means, and executed by authorized representatives of the parties. No waiver by either Customer or MRT of any one or more defaults by the other in performance of any of the provisions of the Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or of a different character.

13)
THE INTERPRETATION AND PERFORMANCE OF THIS AGREEMENT SHALL BE IN ACCORDANCE WITH THE LAWS OF THE STATE OF MISSOURI, EXCLUDING CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A DIFFERENT JURISDICTION.

14)	For firm service, Exhibit A attached hereto is incorporated into this Agreement in its entirety.

Contract #6081
TRANSPORTATION SERVICE AGREEMENT
FOR RATE SCHEDULE FTS

EXHIBIT A

Primary Path(s)
From: STORAGE #805607		To: MO GAS PIPELINE #91030
TRUNKLINE GAS RECEIPT #12817		SPIRE MO AGGREGATE #805526

Line Capacity
Main	347,240 Dth/D
East	59,550 Dth/D

Line Priority
Main Line/Field Zone	347,240 Dth/D
Main Line/Market Zone	347,240 Dth/D
East Line	59,550 Dth/D

Rate Zone Capacity
Field	347,240 Dth/D
Market	437,240 Dth/D

Primary Receipt Point(s)	Maximum Quantity (Dth/D)*	Primary Delivery Point(s)	Maximum Quantity (Dth/D)*
GLENDALE - EGT #805547	134,940	SPIRE MO AGGREGATE #805526	423,829
TRUNKLINE GAS RECEIPT #12817	40,928	MO GAS PIPELINE #91030	13,411
GULF SOUTH PERRYVILLE #808760	70,134
DUKE @ PERRYVILLE #12745	32,425
MGPL @ SHATTUC/CLINTON #805588	18,622
NGPL MADISON CO (IL) #92138	30,450
TGT BOARDWALK #90722	77,300
PERRYVILLE DISP - EGT #12993	32,441
STORAGE #805607	240,137

* On any day MRT shall not be obligated to receive or deliver a cumulative quantity in excess of the MDQ set forth in this Agreement.

ENABLE MISSISSIPPI RIVER TRANSMISSION, LLC		SPIRE MISSOURI, INC.

By:	/s/ Rodney J. Sallor	By:	/s/ George Godat
Name:	Rodney J. Sallor	Name:	George Godat
Title:	President and Chief Executive Officer	Title:	Vice President Gas Supply
Date:		Date:	6-26-18

EFFECTIVE August 1st, 2018